UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2008, Peggy Y. Fowler, Chief Executive Officer and President of Portland General Electric Company (PGE or the Company), notified the Board of Directors of her decision to retire from PGE on March 1, 2009. Ms. Fowler will continue to serve as a member of the PGE Board of Directors following her retirement. Ms. Fowler will resign as President, effective January 1, 2009, and will continue to serve as co-Chief Executive Officer from January 1, 2009 until her retirement on March 1, 2009.

On October 29, 2008, the Board of Directors appointed James J. Piro to succeed Ms. Fowler. Mr. Piro will serve as President, effective January 1, 2009 and as co-Chief Executive Officer from January 1, 2009 until March 1, 2009. He will become Chief Executive Officer, effective March 1, 2009, following Ms. Fowler's retirement. In addition, the Board increased the size of the Board to 11 members and appointed Mr. Piro to the Board of Directors effective January 1, 2009.

Mr. Piro currently serves as Executive Vice President - Finance, Chief Financial Officer and Treasurer of PGE. He is 56 years of age, and was appointed to his current position on July 25, 2002. He served as Senior Vice President, Chief Financial Officer and Treasurer from May 2001 until appointed to his current position. Prior to that, he served in various positions with the Company since 1980.

The Company is in the process of seeking a new Chief Financial Officer and Treasurer to succeed Mr. Piro, and expects to complete this process by the end of 2008.

On October 29, 2008, the Board of Directors of the Company set Mr. Piro's annual base compensation at $550,000, effective January 1, 2009. The Board also determined that Mr. Piro's annual cash incentive award for 2009 under the Company's 2008 Annual Cash Incentive Master Plan for Executive Officers (the 2009 ACI Program) will be calculated by multiplying his base salary paid for 2009 by a target award opportunity of 80% and by a performance percentage ranging from 0% to 200%. The performance percentage will be calculated based on the extent to which certain performance goals (the ACI Performance Goals) have been met. The ACI Performance Goals are expected to be determined by the Compensation and Human Resources Committee of the Board (the Committee) in the first quarter of 2009. Mr. Piro's maximum award opportunity under the 2009 ACI program will be 160% of his base salary paid for 2009.

On October 29, 2008, the Board of Directors also determined that Mr. Piro's 2009 long term incentive award under the Company's 2006 Stock Incentive Plan, as amended, will be a grant of performance stock units (PSUs). The grant of PSUs is expected to be made in the first quarter of 2009. The number of PSUs granted will be determined by dividing Mr. Piro's base salary for 2009 by the closing price of the Company's common stock (Common Stock) on the date of grant.

Each PSU that vests will give Mr. Piro the right to receive a share of Common Stock at no cost. The PSUs will vest if certain performance goals (the PSU Performance Goals) have been met upon the conclusion of a three-year performance period ending December 31, 2011. The PSU Performance Goals will be determined by the Committee at or prior to the grant date of the PSUs. The number of PSUs that vest will be calculated by multiplying the number of PSUs granted by a performance percentage ranging from 0% to 150%. The performance percentage will be calculated based on the extent to which the PSU Performance Goals have been met. Mr. Piro is also expected to receive one dividend equivalent right for each PSU that vests.

Information Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements containing words such as "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon" and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this Current Report on Form 8-K are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties listed in the Company's most recent Annual Report on Form 10-K and the Company's reports on Forms 8-K and 10-Q filed with the United States Securities and Exchange Commission, including Management's Discussion and Analysis of Financial Condition and Results of Operation and the risks described therein from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	October 31, 2008	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance, Chief Financial Officer and Treasurer